Exhibit 4.6

ACTAVIS FUNDING SCS

AND EACH OF THE GUARANTORS PARTY HERETO

INDENTURE

Dated as of                     , 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

SECTION 14.14	Counterpart Originals	59

SECTION 14.15	Table of Contents, Headings, etc	59

SECTION 14.16	Waiver of Jury Trial	59

SECTION 14.17	Consent to Jurisdiction and Service of Process	60

SECTION 14.18	Force Majeure	60

SECTION 14.19	Provisions of Indenture for the Sole Benefit of Parties and Holders	60

SECTION 14.20	Payments Due on Saturdays, Sundays and Holidays	60

SECTION 14.21	USA Patriot Act	60

ACTAVIS FUNDING SCS

Reconciliation and tie between Trust Indenture Act of 1939

and this Indenture

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	6.10
	(a)(2)	6.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.10
	(b)	6.10
§311	(a)	6.11
	(b)	6.11
§312	(a)	3.14
	(b)	14.04
	(c)	14.04
§313	(a)	6.06
	(b)	6.06
	(b)(2)	6.06, 6.07
	(c)	6.06, 14.02
	(d)	6.06
§314	(a)	4.04, 4.05, 14.02
	(a)(4)	4.05, 14.07
	(b)	Not Applicable
	(c)(1)	14.06
	(c)(2)	14.06
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	14.07
	(f)	Not Applicable
§315	(a)	6.01
	(b)	6.05, 14.02
	(c)	6.01
	(d)	6.01
	(e)	5.11
§316	(a)(last sentence)	3.13
	(a)(1)(A)	5.05
	(a)(1)(B)	5.02, 5.04
	(a)(2)	Not Applicable
	(b)	5.07
	(c)	14.03
§317	(a)(1)	5.08
	(a)(2)	5.09
	(b)	4.03
§318	(a)	14.01
§318	(b)	Not applicable
§318	(c)	14.01

*	This cross-reference table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE dated as of                     , 2015, among Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B187.310, having a share capital of $20,000 (the “Company”), the Guarantors (as defined herein) and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes, bonds or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided;

WHEREAS, for value received, the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Security Guarantees provided for herein, and all things necessary to make this Indenture a valid agreement of the Guarantors, according to its terms, have been done; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms, have been done.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders (as defined below) thereof, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Certain Terms Defined. For all purposes of this Indenture and of any supplemental indenture hereto, the following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) shall have the respective meanings specified in this Section 1.01.

“Actavis Capital” means Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg with registered office at 6, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg, and registered with the RCS under number B 178.410.

“Actavis, Inc.” means Actavis, Inc., a Nevada corporation.

“Actavis plc” means Actavis plc, an Irish public limited company.

“Additional Amounts” has the meaning specified in Article 13.

“Agent Members” has the meaning specified in Section 3.08(a).

“Agent” means any Registrar, Paying Agent or co-registrar.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Below Investment Grade Rating Event” means, with respect to any series of Securities, that such series of Securities are rated below Investment Grade Rating by both of the Rating Agencies on any date commencing upon the first public notice by the Company of the occurrence of a Change of Control or the Company’ s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of such series of Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the board of managers, managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by any manager or authorized representative of the general partner of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with U.S. GAAP, or to the extent that IFRS has been adopted by Intermediate Parent with respect to its financial statements in lieu of U.S. GAAP, in accordance with IFRS; provided that, notwithstanding anything to the contrary contained herein, leases will be accounted for using accounting principles as in effect on the date on which the Company first issues Securities pursuant to this Indenture.

“Change of Control” means the occurrence of any of the following:

(1) direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Actavis plc and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Actavis plc or one of its subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Actavis plc’s outstanding Voting Stock or other Voting Stock into which Actavis plc’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a transaction will not be deemed to involve a Change of Control if (a) Actavis plc becomes a direct or indirect wholly owned Subsidiary of a holding company and (b)(i) the holders of the

Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Actavis plc’s Voting Stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company immediately following such transaction;

(3) Actavis plc consolidates or amalgamates with, or merges with or into, any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), or any “person” or “group” consolidates or amalgamates with, or merges with or into, Actavis plc, in any such event pursuant to a transaction in which any of Actavis plc’s Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Actavis plc’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4) the Company shall cease to be a direct or indirect Subsidiary of Actavis plc, Intermediate Parent or Actavis Capital;

(5) Intermediate Parent or Actavis Capital shall cease to be a direct or indirect Subsidiary of Actavis plc; or

(6) the adoption of a plan relating to Actavis plc’s liquidation or dissolution.

“Change of Control Offer” has the meaning specified in Section 4.11(a).

“Change of Control Payment” has the meaning specified in Section 4.11(a).

“Change of Control Payment Date” has the meaning specified in Section 4.11(a).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Code” has the meaning specified in Section 4.12.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such as permitted hereunder pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person; provided that any such successor Person shall expressly assume the Company’s rights and obligations under this Indenture in accordance with Section 8.01.

“Company Order” means a certificate signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

“Consolidated Net Worth” means, with respect to any Person, the amount of total assets less the amount of total liabilities as shown on the consolidated balance sheet of such Person, as set forth on the most recent consolidated balance sheet of such Person determined in accordance with U.S. GAAP, or to the extent that IFRS has been adopted by Intermediate Parent with respect to its financial statements in lieu of U.S. GAAP, in accordance with IFRS.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 333 S. Grand Avenue, 5th Floor, Suite 5A, Los Angeles, CA 90071, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company). With respect to presentations for payment, registration of transfer or exchange, such address shall be 608 2nd Avenue South, 12th Floor, Minneapolis, MN 55402.

“Covenant Defeasance” has the meaning specified in Section 10.03.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such securities convertible into or exchangeable for shares of capital stock (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that indebtedness that is convertible into any Equity Interests shall not constitute Equity Interests prior to the conversion thereof.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning specified in Section 14.03.

“Funded Debt” means indebtedness of Intermediate Parent or the indebtedness of a Subsidiary of Intermediate Parent owning property maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under U.S. GAAP, or to the extent that IFRS has been adopted by Intermediate Parent with respect to its financial statements in lieu of U.S. GAAP, under IFRS, and in each case ranking at least pari passu with the Securities.

“Global Security” means a Security evidencing all or part of a series of Securities, issued to the Depositary for such series in accordance with Section 3.05 and bearing the appropriate legend prescribed in Section 3.06.

“Government Securities” means (i) direct obligations of, or obligations guaranteed by, the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed by the full faith and credit of the United States of America.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of Intermediate Parent, Actavis Capital and Actavis, Inc. and thereafter any Person that executes a Security Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Security Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the registered holder on the books of the Registrar of any Security.

“IFRS” means international financial reporting standards promulgated by the International Accounting Standards Board, or any successor board or agency, as adopted by the European Union, which are in effect from time to time.

“indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; and

(6) representing Hedging Obligations.

In addition, the term “indebtedness” includes (x) all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person), provided that the amount of such indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person.

“Indenture” means this indenture as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions hereof and shall, with respect to any particular series of Securities established as contemplated hereunder, include the terms of such series of Securities.

“Intermediate Parent” means Warner Chilcott Limited, a Bermuda exempted company.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s) or a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P).

“Issue Date” means, with respect to any particular series of Securities, the date on which the Securities of such series are originally issued under this Indenture.

“Judgment Currency” has the meaning specified in Section 14.05.

“Legal Defeasance” has the meaning specified in Section 10.02.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the Grand Duchy of Luxembourg or at a place of payment are authorized by law, regulation or executive order to remain closed. As set forth in Section 14.20, if a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“obligor” on any series of Securities and the Security Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Securities and the Security Guarantees, respectively.

“Officer” means, with respect to any Person, the chairman of the Board of Directors, any Class A Manager, any Class B Manager, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice-president of such Person, or, if such officer has not been appointed, any member of its Board of Directors.

“Officer’s Certificate” means a certificate signed in the name of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or comparable officer in accordance with the requirements of Section 14.06.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee.

“outstanding”, when used with reference to Securities, subject to Section 3.13, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

(3) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 3.09 (unless proof satisfactory to the Trustee and the Company is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company); and

(4) Securities that have been defeased pursuant to Section 10.01.

“Passive Holding Companies” has the meaning specified in Section 4.09.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) and interest, if any, on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to any Securities issued hereunder.

“Payment Default” has the meaning specified in Section 5.01(e)(i).

“Payment Office,” when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 3.01 and 4.01.

“Payor” has the meaning specified in Section 13.01.

“Permitted Lien” has the meaning specified in Section 4.08.

“Person” means any individual, corporation, partnership, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Physical Securities” means Securities issued pursuant to Section 3.02 in exchange for interest in the Global Security or pursuant to Section 3.08(b) in registered form, in each case, substantially in the form specified herein.

“Rating Agencies” means (1) Moody’s and S&P; and (2) if either or both of Moody’s or S&P ceases to rate a particular series of Securities or fails to make a rating of a particular series of Securities publicly available for reasons outside of the Company’s control, then, in each case, for such series of Securities, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for either Moody’s, S&P, or both of them, as the case may be.

“Registrar” has the meaning specified in Section 3.07.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Related Proceedings” has the meaning specified in Section 14.17.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 13.01.

“Required Currency” has the meaning specified in Section 14.05.

“Responsible Officer” with respect to the Trustee, means any officer within the corporate trust department of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by Intermediate Parent or any Subsidiary of any property which has been or is to be sold or transferred by Intermediate Parent or such Subsidiary to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between Intermediate Parent and a Subsidiary or between Subsidiaries of Intermediate Parent, (3) leases of a property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

“Securities” has the meaning specified in the recitals to this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” or “Securities” means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

“Security Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and any Securities executed pursuant to the provisions of this Indenture.

“Security Register” has the meaning specified in Section 3.07.

“Specified Courts” has the meaning specified in Section 14.17.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended and in effect from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of such series.

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the Securities of all series which are outstanding on the effective date of such Sale and Leaseback Transaction.

“Voting Stock” means, with respect to any specified person (as that term is used in Section 13(d)(3) of the Exchange Act), capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right to vote has been suspended by the happening of such a contingency.

SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

(1) the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them therein;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) words used herein implying any gender shall apply to both genders;

(6) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(8) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with U.S. GAAP; and

(9) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

ARTICLE 2

SECURITY FORMS

SECTION 2.01. Forms Generally. The Securities of each series and the certificate of authentication by the Trustee thereof shall be in substantially the form set forth in Exhibit A hereto, or in such form as shall be approved by or pursuant to a Board Resolution or in one or more supplemental indentures hereto, in each case with (i) such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and (ii) such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistent with the terms hereof, be determined by the officers executing such Securities, as evidenced by their execution of such Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an Officer of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.02 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

ARTICLE 3

ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

SECTION 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities shall be in registered form and may be represented by one or more global form and issued from time to time in one or more series. Prior to the issuance of Securities of any series, there may be established in or pursuant to (i) a Board Resolution, (ii) action taken pursuant to a Board Resolution and, subject to Sections 3.03 and 3.04, set forth in, or determined in the manner provided in, an Officer’s Certificate, or (iii) one or more indentures supplemental hereto:

(1) the title of the Securities of such series (which shall distinguish the Securities of such series from all other Securities);

(2) any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.03, 3.08, 3.10, 7.06 or 9.03);

(3) the date or dates on which the principal of and premium, if any, on the Securities of such series is payable or the method of determination thereof;

(4) the rate or rates at which the Securities of such series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date;

(5) the place or places where the principal of and premium, if any, and interest, if any, on Securities of such series shall be payable;

(6) the place or places where the Securities of such series may be exchanged or transferred;

(7) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company (if the Company is to have such option) or otherwise, and, if other than as provided in Section 9.02, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

(8) the option or obligation, if any, of the Company to redeem or repurchase Securities of such series in whole or in part pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which Securities of such series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

(9) if Securities of such series are to be issued in denominations of other than $1,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of such series shall be issuable;

(10) if Securities of such series are to be issued in other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of the principal of and premium, if any, and interest, if any, on the Securities of such series shall or may be payable, or in which the Securities of such series shall be denominated, and the particular provisions applicable thereto;

(11) if payments of the principal of and premium, if any, and interest, if any, on the Securities of such series are to be made, at the election of the Company or a Holder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

(12) if the amount of payments of the principal of and premium, if any, and interest, if any, on the Securities of such series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the Securities of such series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

(13) if other than the aggregate principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Stated Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(14) any modifications of or additions to the Events of Default or the covenants of the Company set forth herein with respect to Securities of such series;

(15) if either or both of Section 10.02 and Section 10.03 shall be inapplicable to the Securities of such series (provided that if no such inapplicability shall be specified, then both Section 10.02 and Section 10.03 shall be applicable to the Securities of the series) and any other terms upon which the Securities of such series will be defeasible;

(16) if other than the Trustee, the identity of the Registrar and any Paying Agent;

(17) if the Securities of such series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) the form of any legend in addition to or in lieu of that in Section 3.06 that shall be borne by such global Security, (iii) whether beneficial owners of interests in any Securities of such series in global form may exchange such interests for certificated Securities of such series and of like tenor of any authorized form and denomination, and (iv) if other than as provided in Section 3.07, the circumstances under which any such exchange may occur;

(18) if the Securities of such series may or must be converted into securities of the Company or exchanged for securities of the Company or another enterprise, the terms and conditions upon which such Securities may be so exchanged or converted; and

(19) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 7.01, but which terms may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms that may be required by or advisable under the laws of the United States of America or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of such series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and subject to Sections 3.02 through 3.05 set forth in, or determined in the manner provided in, an Officer’s Certificate, (iii) in any such supplemental indenture hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by any Officer of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

SECTION 3.02. Authentication and Delivery of Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities may be executed by an Officer of the Company and delivered to the Trustee for authentication, and upon delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery such Securities to the Company or as may otherwise be set forth in a Company Order without any further action by the Company.

SECTION 3.03. Execution of Securities. One Officer shall sign the Securities for the Company by manual or facsimile signature, unless otherwise specified in a supplemental indenture or a Board Resolution. If an Officer whose signature is on any Security no longer holds that office at the time such Security is authenticated or thereafter, such Security shall nevertheless be valid.

SECTION 3.04. Certificate of Authentication. Only such Securities as shall bear a certificate of authentication substantially in the form provided for in Exhibit A hereto, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication by the Trustee upon any Security executed by an Officer of the Company shall be conclusive evidence that such Security so authenticated has been duly authenticated and delivered hereunder and that the Holder thereof is entitled to the benefits of this Indenture.

SECTION 3.05. Denomination and Date of Securities; Payments of Interest. (a) The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01 but in any event not less than $1,000 and integral multiples of $1,000 in excess thereof. In the absence of any such specification with respect to the Securities of any series, such Securities shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Securities of each series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine.

Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 3.06, or with the rules of any securities exchange in which the Securities are admitted to trading, or to conform to general usage.

Each Security shall be dated the date of its authentication, shall bear interest from the applicable date specified thereon and shall be payable on the dates specified on the face of the form of such Security. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) Global Securities. If Securities of or within a series are issuable in whole or in part in global form, then any Security of such series shall be deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co., as nominee for the Depositary. The Global Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(c) The Person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, shall be paid to the Persons in whose names outstanding Securities of such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of such payment) established by notice given by mail by or on behalf of the Company to the Holders of Securities of such series not less than 15 days preceding such subsequent record date.

SECTION 3.06. Global Security Legend. Any Security in global form authenticated and delivered hereunder shall bear a legend in substantially the following form, or in such other form as may be necessary or appropriate to reflect the arrangements with or to comply with the requirements of any Depositary:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR A NOMINEE OF THE DEPOSITARY, WHICH SHALL BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), AND ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

SECTION 3.07. Registration, Transfer and Exchange. Unless otherwise specified in a supplemental indenture or a Board Resolution, the Securities are issuable only in registered form without interest coupons. The Company will keep at each office or agency (the “Registrar”) for each series of Securities a register or registers (the “Security Register(s)”) in which, subject to such reasonable regulations as the Company may prescribe, the Company will register, and will register the transfer of, Securities as provided in this Article. Such Security Register or Security Registers shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or Security Registers shall be open for inspection by the Trustee. The initial Registrar shall be the Trustee.

In addition to any Security Register maintained by the Registrar, a register of the Securities will be kept at the registered office of the Company, for Luxembourg law purposes. Upon written request from the Company, the Registrar shall provide the Company with a copy of the Security Register to enable it to maintain a register of the Securities at its registered office. The Company accepts any copy of the register as correspondence and document recording the transfer of any Securities and agrees to update its register upon receipt of such copy.

Upon due presentation for registration of transfer of any Security of any series at the Registrar for Securities of such series, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery in the name of the designated transferee or transferees a new Security or Securities of the same series, in each case, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder thereof, the Securities of any series (except a Security in global form) may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Securities to be so exchanged at the Registrar for Securities of such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, the Securities which the Holder making such exchange is entitled to receive.

A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Depositary (or its nominee) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 3.11, 7.06 or 9.06). No service charge to any Holder shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days preceding the first mailing of notice of redemption of Securities of the series to be redeemed, or (b) any Securities of any series selected, called or being called for redemption except, in the case of any Security of any series where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be so redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.08. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 3.06.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary shall be treated by the Company, the Trustee and each Guarantor and any agent of the Company, the Trustee and each Guarantor as the absolute owner of such Global Security for all purposes whatsoever. All notices and communications to be given to the Holders of any series of Securities and all payments to be made to such Holders under such Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee, the Company and each Guarantor and any agent of the Company, the Trustee and each Guarantor may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee and each Guarantor and any agent of the Company, the Trustee and each Guarantor, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary for such series, its successors or their respective nominees. The Company may at any time, in its sole discretion, determine that the Securities of a series issued in the form of one or more Global Securities shall no longer be represented by such Global Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series of like tenor and terms will authenticate and deliver, such Securities in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities subject to such determination by the Company, in exchange for such Global Security or Securities of like tenor and terms. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary.

In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security, if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor depositary is not appointed by the Company within 90 days of such notice, or (B) ceases to be qualified to serve as Depositary and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable for Physical Securities, and such transfers shall be registrable, or (iii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from a beneficial owner to issue such Physical Securities.

(c) Any beneficial interest in a Global Security that is transferred to a person who takes delivery in the form of an interest in another Global Security representing securities of the same series will, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(d) In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 3.08, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

(e) In connection with the transfer of an entire Global Security to the beneficial owners thereof pursuant to paragraph (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, to each beneficial owner thereof identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal principal amount of Physical Securities of authorized denominations.

(f) The Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such series.

(g) Neither the Company, the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary or with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof.

SECTION 3.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities.

(a) In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any Officer of the Company and delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery, a new Security of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and the Trustee and any agent of the Company or the Trustee (i) such security or indemnity as may be required by each of them to indemnify and defend and to hold each of them harmless from all risks associated therewith, and (ii) (A) in the case of mutilation or defacement, such mutilated or defaced Security, or (B) in the case of apparent destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

(b) Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security of the same series, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee (i) such security or indemnity as any of them may require to hold each of them harmless from all risks, however remote, associated therewith, and (A) in the case of mutilation or defacement, such mutilated or defaced Security, or (B) in the case of apparent destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

(c) Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, with respect to the holder of a substitute Security, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 3.10. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities (and such Securities shall not cease to be outstanding) unless and until the same are delivered to the Trustee for cancellation.

SECTION 3.11. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Securities of such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities of such series without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unreasonable delay, the Company shall execute and furnish definitive Securities of such series for any temporary Securities of such series and thereupon such temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 4.02, and upon delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of such series of authorized denominations. Until so exchanged the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 3.12. CUSIP and ISIN Numbers. The Company, in issuing the Securities of any series, may use a “CUSIP” and “ISIN” number (if then generally in use) with respect to such series, and, if so, the Trustee shall use such CUSIP numbers or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders of such series; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers or ISIN numbers.

SECTION 3.13. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Guarantors, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 3.14. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities, and the Company shall otherwise comply with Trust Indenture Act § 312(a).

ARTICLE 4

CERTAIN COVENANTS

SECTION 4.01. Payment of Principal, Premium and Interest on Securities. The Company, for the benefit of each series of the Securities, will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest, if any, on the Securities of such series in accordance with the terms of such Securities and this Indenture. The principal of and premium, if any, and interest, if any, on the Securities of such series shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m., Eastern Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of and premium, if any, and interest, if any, then due on the Securities of such series.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on such series of Securities to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the city of Minneapolis, Minnesota, a Payment Office where Securities may be presented or surrendered for payment, where Securities may be surrendered for payment, registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby initially appoints the Trustee at its office or agency as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Money for Securities Payments to be Held in Trust. (a) If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of or premium, if any, or interest, if any, on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of and any premium and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure to so act.

(b) Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, prior to each due date of the principal of or premium, if any, or interest, if any, on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

(c) The Company shall cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent shall (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; (ii) hold all sums held by it for the payment of the principal of or premium, if any, or interest, if any, on the Securities of such series in trust for the benefit of the Holders until such sums shall be paid to such Holders or otherwise disposed of as herein provided; (iii) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of the principal of or premium, if any, or interest, if any, on the Securities of such series; and (iv) during the continuance of any Default by the Company (or any other obligor upon the Securities of such series) in the making of any payment in respect of the Securities of such series, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of such series.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable will be paid to the Company upon a Company Order (or, if then held by the Company, will be discharged from such trust); and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may transmit by mail to the Holder of such Securities, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 4.04. Reports. Intermediate Parent covenants:

(a) to file with the Trustee, within 30 days after Intermediate Parent is required to file the same with the Commission, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Intermediate Parent may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that availability of such reports on a website maintained by the Commission shall be deemed to fulfill this requirement or, if at any time Intermediate Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Intermediate Parent with the conditions and covenants of the indenture as may be required from time to time by such rules and regulations; and

(c) to transmit to all Holders, as their names and addresses appear in the Security Register within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports (if not publicly filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or on such other publicly available electronic filing medium as may be established by the Commission) required to be filed by Intermediate Parent pursuant to clauses (a) and (b) of this Section 4.04 as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Intermediate Parent’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

If at any time Actavis plc (or a successor thereto) is the direct or indirect parent company of Intermediate Parent, then the reports, information and other documents required to be furnished to Holders of the Securities pursuant to this covenant may, at the option of the Company, be furnished by and be those of Actavis plc (or its successor) rather than Intermediate Parent; provided that a reasonably detailed description of any material differences between Actavis plc’s financial information and Intermediate Parent’s financial information will be provided in each such annual and quarterly report. Any report required to be furnished under this covenant will be deemed furnished upon public filing thereof with the Commission.

SECTION 4.05. Compliance Certificate.

(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the first date any series of Securities issued under this Indenture is outstanding, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or premium, if any, or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 5 days upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.06. Taxes. The Company shall pay or discharge or cause to be paid or discharged, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

SECTION 4.07. Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.08. Liens.

Intermediate Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien (other than Permitted Liens) on any property or assets, now owned or hereafter acquired, to secure any indebtedness of Intermediate Parent, its Subsidiaries or any indebtedness of any other Person, unless Intermediate Parent or such Subsidiary also secures all payments due under this Indenture, the Securities and the Security Guarantees, on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the Securities or the Security Guarantees, prior or senior thereto, with the same relative priority as the Securities and the Security Guarantees, will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured, except the foregoing restriction shall not apply to (“Permitted Liens”):

(a) with respect to any particular series of Securities, Liens existing on the date of first issuance of such Securities;

(b) Liens on property owned or leased by a Person existing at the time such Person is merged with or into or consolidated or amalgamated with Intermediate Parent or any Subsidiary of Intermediate Parent; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Intermediate Parent or such Subsidiary;

(c) Liens on property existing at the time of acquisition thereof by Intermediate Parent or any Subsidiary of Intermediate Parent, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Intermediate Parent or such Subsidiary;

(d) Liens to secure indebtedness incurred prior to, at the time of or within 18 months after the acquisition of any property or the completion of the construction, alteration, repair or improvement of any property, as the case may be, for the purpose of financing all or a part of the purchase price or cost thereof and Liens to the extent they secure indebtedness in excess of such purchase price or cost and for the payment of which recourse may be had only against such property;

(e) Liens in favor of or required by contracts with governmental entities;

(f) any Lien securing indebtedness of a Subsidiary owing to Intermediate Parent or to one or more of the Subsidiaries of Intermediate Parent;

(g) with respect to any particular series of debt securities, any Lien incurred in connection with any acquisition or investment specified in the supplemental indenture with respect to such series of Securities that is not otherwise prohibited by this Indenture; and

(h) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (g) above, inclusive, so long as (1) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (2) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and

(i) any Lien that would not otherwise be permitted by clauses (a) through (h) above, inclusive, securing indebtedness which, together with:

(1) the aggregate outstanding principal amount of all other indebtedness of Intermediate Parent and its Subsidiaries owning property which would otherwise be subject to the foregoing restrictions absent this clause (i), and

(2) the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the foregoing restrictions absent this clause (i),

does not exceed the greater of $750 million or 15% of the Consolidated Net Worth of Intermediate Parent.

SECTION 4.09. Holding Company Status.

For so long as any series of Securities are outstanding, no Subsidiary of Actavis plc that, directly or indirectly through any other Subsidiary, owns any Equity Interests in Intermediate Parent (other than any such Subsidiary of Actavis plc that fully and unconditionally guarantees the Securities) will and, unless Actavis plc provides a guarantee of the Securities, Actavis plc (each such Subsidiary and, as long as applicable, Actavis plc, the “Passive Holding Companies”) will not, conduct, transact or otherwise engage in any active trade or business or operations other than through a Subsidiary of Intermediate Parent; provided that the foregoing will not prohibit any Passive Holding Company from the following: (i) ownership of Equity Interests of Intermediate Parent or in one or more Subsidiaries of Actavis plc that are Passive Holding Companies, (ii) the maintenance of its legal existence and, with respect to Actavis plc, its status as a public company (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to any indebtedness in respect of which it is an obligor and any other agreement to which it is a party, (iv) with respect to Actavis plc, any offering of its common stock or any other Equity Interests (including any mandatorily redeemable preferred stock and any equity-linked securities) or, with respect to any Passive Holding Company other than Actavis plc, any other issuance of its Equity Interests, (v) the making of payments on account of its Equity Interests or any subordinated debt, (vi) the incurrence of indebtedness, (vii) the making of contributions to (or other equity investments in) the capital of its direct Subsidiaries (which will be Passive Holding Companies or Intermediate Parent), (viii) the creation of, and ownership of the Equity Interests in, any newly formed Subsidiary with capitalization of less than $1,000,000 that is formed solely for the purpose of consummating an acquisition by Actavis plc so long as, within twelve months such newly formed Subsidiary merges with and into a target entity and the survivor thereof becomes a direct or indirect Subsidiary of Intermediate Parent or its Subsidiaries, (ix) providing a guarantee of indebtedness or other obligations of Actavis plc or its Subsidiaries, (x) participating in tax, accounting and other administrative matters as a member or parent of the consolidated group, (xi) holding any cash or cash equivalents (including cash and cash equivalents received in connection with dividends or distributions from Intermediate Parent or its Subsidiaries) and any other assets on a temporary basis that are in the process of being transferred through such Passive Holding Company as part of a downstream contribution or an upstream distribution or other upstream payment (e.g., a spin-off of assets), (xii) providing indemnification to officers and directors, (xiii) the ownership or disposition of assets that are permitted to be held by it in accordance with this Section 4.09 and (xiv) activities incidental to the businesses or activities described above.

SECTION 4.10. Limitation on Sale and Leaseback Transactions.

Intermediate Parent will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(a) Intermediate Parent or such Subsidiary could incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by a Lien on the property to be leased (without equally and ratably securing the Securities and the Security Guarantees) because such Lien would be of a character that no violation of the covenant described under Section 4.08 would result; or

(b) Intermediate Parent applies, during the six months following the effective date of the Sale and Leaseback Transaction, an amount equal to the Value of the Sale and Leaseback Transaction to the voluntary retirement of Funded Debt or to the acquisition of property.

SECTION 4.11. Repurchase of Securities Upon a Change of Control.

(a) If a Change of Control Triggering Event occurs with respect to any series of Securities, unless the Company has redeemed the relevant series of Securities in full, the Company shall make an offer (the “Change of Control Offer”) to each Holder of such Securities to repurchase any and all (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price set forth in this Section 4.11. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased, plus accrued and unpaid interest, if any, on the Securities to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to Holders of the relevant Securities with a copy to the Trustee describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Securities on the date specified in the notice, which date shall be no earlier than 15 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”).

(b) On the Change of Control Payment Date with respect to any series of Securities, the Company shall, to the extent lawful:

(i) accept for payment all Securities or portions of Securities of such series properly tendered pursuant to the Change of Control Offer;

(ii) prior to 10:00 a.m. New York City time, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities of such series properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities of such series properly accepted, together with an Officer’s Certificate stating (1) the aggregate principal amount of such Securities or portions of such Securities being repurchased, (2) that all conditions precedent contained herein to make a Change of Control Offer have been complied with and (3) that the Change of Control Offer has been made in compliance with this Indenture.

The Company shall publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

(c) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of any such conflict. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

SECTION 4.12. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

ARTICLE 5

DEFAULTS AND REMEDIES

SECTION 5.01. Events of Default. The term “Event of Default” with respect to Securities of any series, wherever used herein, means any one of the following events:

(a) Default in the payment of the principal or any premium on the Securities of such series when due (whether at maturity, upon acceleration, redemption or otherwise).

(b) Default for 30 days in the payment of any interest on the Securities of such series when due.

(c) Failure by the Company or any Guarantor to comply with the provisions set forth in Section 4.11.

(d) Failure by the Company or any Guarantor, as applicable, to observe or perform any other term of this Indenture (other than a covenant or agreement in respect of which such non-compliance would otherwise be an Event of Default) for a period of 60 days after the Company receives a notice of default stating that the Company is in breach. The notice must be sent by either the Trustee or Holders of 25% of the principal amount of the Securities of the affected series.

(e) Default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. (or the payment of which is guaranteed by the Company or any Guarantor), whether such indebtedness or guarantee now exists or is created after the Issue Date of such series of Securities, if that default:

(i) is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness (a “Payment Default”); or

(ii) results in the acceleration of such indebtedness prior to its scheduled maturity,

and, in each case, the amount of any such indebtedness, together with the amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $300.0 million or more; provided, however, that, if the default under the mortgage, indenture or instrument is cured by the Company or the applicable Guarantor, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then the Event of Default caused by such default will be deemed likewise to be cured or waived.

(f) Failure by Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. to pay or discharge any final judgment or order (to the extent any such judgment or order is not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $300.0 million which judgments are not paid, discharged or stayed for a period of 60 days.

(g) Except as permitted by this Indenture, any Security Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Security Guarantee.

(h) The entry by a court having competent jurisdiction of:

(i) a decree or order for relief in respect of Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(ii) a decree or order adjudging Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. because of such insolvency and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(iii) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Intermediate Parent, Actavis Capital, the Company or Actavis, Inc., or ordering the winding up or liquidation of the affairs of Intermediate Parent, Actavis Capital, the Company or Actavis, Inc.; or

(i) The commencement by Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. because of such insolvency or relief under any applicable law relating to the insolvency, or the consent by Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. or the making by Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. of an assignment for the benefit of creditors, or the taking of corporate action by Intermediate Parent, Actavis Capital, the Company or Actavis, Inc. in furtherance of any such action.

SECTION 5.02. Acceleration. In the case of an Event of Default specified in clause (h) or (i) of Section 5.01 hereof, with respect to Intermediate Parent, Actavis Capital, the Company or Actavis, Inc., all outstanding Securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of the affected series may declare all the Securities of such series to be due and payable immediately.

Upon any such declaration, the Securities of such series shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of the affected series may, by written notice to the Trustee on behalf of the Holders of all the Securities of such series, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default (except for nonpayment of the principal of or premium, if any, or interest, if any, on the Securities of the affected series that has become due solely because of the acceleration) have been cured or waived.

SECTION 5.03. Other Remedies. If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of and premium, if any, and interest, if any, on the Securities of the affected series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of an affected series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of an affected Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.04. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the Securities of any series then outstanding may, by written notice to the Trustee on behalf of the Holders of all of the Securities of such series, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal amount of or premium, if any, or accrued and unpaid interest, if any, on any Security of such series or, in the case of the Securities of any series that are convertible or exchangeable, in the payment or delivery of any consideration due upon conversion or exchange of the Securities of such series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 5.02. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.05. Control by Majority. With respect to the Securities of any series, the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of such series or that may involve the Trustee in personal liability.

SECTION 5.06. Limitation on Suits. No Holder of a Security of any series may pursue any remedy with respect to this Indenture or the Securities of such series unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense resulting therefrom;

(d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Securities of such series do not give the Trustee a direction inconsistent with such request.

A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security provided that the Trustee does not have an affirmative duty to ascertain whether or not any action or forbearance on the part of a Holder of a Security is unduly preferential or prejudicial to any other Holder of a Security.

SECTION 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal (whether at Stated Maturity, upon redemption (if applicable), upon any required repurchase by the Company (if applicable) or otherwise) of and premium, if any, and interest, if any, on any Security or, if applicable, payment or delivery of any consideration due upon conversion or exchange of any Security, in each case, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment or delivery on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.08. Collection Suit by Trustee. If an Event of Default specified in clauses (a) or (b) of Section 5.01 occurs and is continuing with respect to any particular series of Securities, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of the principal of and premium, if any, and interest, if any, remaining unpaid on any Securities of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of any applicable series of Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon such Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10. Priorities. If the Trustee collects any money pursuant to this Article 5 with respect to a particular series of Securities, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 6.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of such collection;

Second: to Holders of such Securities for amounts due and unpaid on Securities of such series for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium, if any, and interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10.

SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of Securities of an affected series pursuant to Section 5.07 or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities of any series.

ARTICLE 6

THE TRUSTEE

SECTION 6.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the affected series of Securities, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to a particular series of Securities:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions required to be furnished to the Trustee hereunder to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 6.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense resulting therefrom.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 6.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to any series of Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default with respect to such series of Securities is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(m) The permissive right of the Trustee to do things enumerated in the documents shall not be construed as a duty.

(n) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

SECTION 6.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any series and may otherwise deal with the Company or any affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or, subject to Sections 6.10 and 6.11, resign. Any Agent may do the same with like rights and duties.

SECTION 6.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or Securities of any series, it shall not be accountable for the Company’s use of the proceeds from the Securities of any series or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in Securities of any series or any other document in connection with the sale of Securities of any series or pursuant to this Indenture other than its certificate of authentication.

SECTION 6.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Securities of any series and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default with respect to Securities of any series relating to the payment of the principal of and premium, if any, and interest, if any, on the Securities of such series or in the payment or delivery of any consideration due upon conversion or exchange of any Security of such series (if applicable), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Securities of such series.

SECTION 6.06. Reports by Trustee to Holders of the Securities. Within 60 days after each May 15 beginning with the May 15 following the Issue Date of Securities of any series, and for so long as Securities of such series remain outstanding, the Trustee shall mail to the Holders of Securities of such series a brief report dated as of such reporting date that complies with the Trust Indenture Act § 313(a) (but if no event described in the Trust Indenture Act § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with the Trust Indenture Act § 313(b). The Trustee shall also transmit by mail all reports as required by the Trust Indenture Act § 313(c).

A copy of each report at the time of its mailing to the Holders of Securities of such series shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities of such series are listed in accordance with the Trust Indenture Act § 313(d). The Company shall promptly notify the Trustee when any Securities are listed on any stock exchange or delisted therefrom.

SECTION 6.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all losses, liabilities, or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 6.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Company’s payment obligations in this Section 6.07, the Trustee shall have a lien prior to the Securities of each series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on any particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 6.07 shall survive termination of this Indenture. The Trustee shall comply with the provisions of the Trust Indenture Act § 313(b)(2) to the extent applicable.

SECTION 6.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08.

The Trustee may resign in writing at any time with regard to Securities of one or more series and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the Securities of any series at the time outstanding may remove the Trustee with respect to such series of Securities by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with regard to Securities of one or more series if:

(a) the Trustee fails to comply with Section 6.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with regard to Securities of one or more series, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities of the affected series at the time outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the Securities of any series at the time outstanding may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 6.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 6.07.

SECTION 6.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 6.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of the Trust Indenture Act § 310(a)(1), (2) and (5). The Trustee is subject to the Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(i) are met.

SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee is subject to the Trust Indenture Act § 311(a), excluding any creditor relationship listed in the Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to the Trust Indenture Act § 311(a) to the extent indicated therein.

SECTION 6.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 7

SUPPLEMENTAL INDENTURES

SECTION 7.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officer’s Certificate), the Guarantors and the Trustee may from time to time and at any time enter into one or more supplemental indentures (which shall in each case conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of any series, any property or assets;

(b) to evidence the assumption of the Company’s or any Guarantor’s obligations to Holders of the Securities of any series by a successor permitted under Article 8 in the case of a merger, amalgamation or consolidation of the Company or such Guarantor or sale of all or substantially all of the assets of the Company or such Guarantor;

(c) to add to the covenants of the Company or any Guarantor such further covenants, restrictions, conditions or provisions as the Company shall consider to be for the protection of the Holders of all or any series of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of any defaults specified herein) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Company may deem necessary or desirable; provided, however, that no such provisions shall materially adversely affect the interests of the Holders of Securities of any series;

(e) to evidence and provide for the acceptance of the appointment of a successor Trustee pursuant to Section 6.08;

(f) to provide for uncertificated Securities of any series in addition to or in place of certificated Securities of such series or to alter the provisions of Article 3 (including the related definitions) in a manner that does not materially and adversely affect any Holder of Securities of such series;

(g) to conform the text of this Indenture, the Securities of any series or the Security Guarantees to any provision of the “Description of the Actavis Funding SCS Debt Securities” or the “Description of the Notes,” as applicable, in the related prospectus or prospectus supplement for such series to the extent that such provision in the

“Description of the Actavis Funding SCS Debt Securities” or the “Description of the Notes,” as applicable, was intended to be a verbatim recitation of a provision of this Indenture or the Securities of such series which intent shall be evidenced by an Officer’s Certificate to that effect;

(h) to provide for the issuance of additional Securities of any series in accordance with the limitations set forth herein as of the date hereof;

(i) to make any change that would provide any additional rights or benefits to the Holders of all or any series of Securities or that does not adversely affect the legal rights hereunder of any such Holder or any holder of a beneficial interest in the Securities of such series in a material manner;

(j) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(k) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01;

(l) to secure the Company’s or any Guarantor’s obligations in respect of the Securities of any series;

(m) in the case of convertible or exchangeable Securities of any series, subject to the provisions of the supplemental indenture for such series of Securities, to provide for conversion rights, exchange rights and/or repurchase rights of Holders of such series of Securities in connection with any reclassification or change of the Company’s common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of the Company or its subsidiaries substantially as an entirety occurs;

(n) in the case of convertible or exchangeable Securities of any series, to reduce the conversion price or exchange price applicable to such series of Securities;

(o) in the case of convertible or exchangeable Securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for such series of Securities, provided that the increase will not adversely affect the interests of the Holders of the Securities of such series in any material respect;

(p) any other action to amend or supplement this Indenture or the Securities of any series as set forth in the supplemental indenture with respect to the Securities of that series as otherwise permitted by this Indenture.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 6.02, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities then outstanding, notwithstanding any of the provisions of Section 7.02.

SECTION 7.02. With Consent of Holders. Except as provided below in this Section 7.02, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series then outstanding affected by such supplemental indenture voting as one class (including, without limitation, consents obtained in connection with the purchase of, or tender or exchange offers for, the Securities of such series), the Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officer’s Certificate), the Guarantors and the Trustee may, from time to time and at any time, amend this Indenture or any Security Guarantee or enter into one or more supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of any Security Guarantee or of modifying in any manner the rights of the Holders of the Securities of such series; and, subject to Sections 5.04 and 5.07, any existing Default or Event of Default (other than an uncured Default or Event of Default in the payment of the principal of or premium, if any, or interest, if any, on the Securities of any series, except a payment default resulting from an acceleration that has been rescinded) and compliance with any provision of this Indenture or the Securities or the Security Guarantees of any series may be waived as to such series of Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of such series affected by such waiver, voting as one class (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, the Securities of such series); provided, however, that without the consent of each Holder affected, an amendment or waiver under this Section 7.02 may not (but only with respect to any Securities of any series held by a non-consenting Holder):

(a) change the Stated Maturity of the principal of or any installment of principal or interest on Securities of any series;

(b) reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of the Securities of any series;

(c) reduce the rate of interest, including defaulted interest, on the Securities of any series;

(d) reduce any amount payable on redemption, prepayment or purchase of Securities of any series;

(e) reduce the aggregate principal amount of the Securities of any series which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02 hereof;

(f) make the principal of, or interest on, the Securities of any series payable in any coin or currency or in a place of payment other than in accordance with the terms of the Securities of such series, this Indenture and any supplemental indenture;

(g) impair the right to institute suit for the enforcement of any payment on Securities of any series when due;

(h) reduce the percentage in principal amount of Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(i) modify any of the provisions of this Section 7.02, Section 5.04 or Section 7.05 except to increase the percentage in principal amount of outstanding notes required to take action under any such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby, provided, however, that this clause (i) will not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 7.02, Section 5.04 and Section 7.05, or the deletion of this proviso, in accordance with the requirements of Section 6.08.

The rights of Holders of the Securities of any series affected by any modification or amendment implemented in accordance with the terms hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, waiver or the applicable supplemental indenture with respect thereto shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Upon the request of the Company, accompanied by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officer’s Certificate) authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities of any series as aforesaid, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may at its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders of Securities of any series under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company, the Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.02, the Company (or the Trustee at the request and expense of the Company) shall give notice thereof (including a brief description of such supplemental indenture) to the Holders of the then outstanding Securities of any series affected thereby, as provided in Section 14.02. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.03. Effect of Supplemental Indenture, Waiver or Amendment. Upon the execution of any supplemental indenture pursuant to the provisions hereof, or any amendment to or waiver of the provisions of this Indenture, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture, amendment or waiver shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 7.04. Conformity with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities of any series shall be set forth in an amended or supplemental indenture executed pursuant to this Article that shall conform to the requirements of the Trust Indenture Act as then in effect if this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 7.05. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision, or condition set forth in this Indenture or any applicable supplemental indenture, with respect to the Securities of any series, if the Holders of a majority in principal amount of all outstanding Securities of such series shall, by written notice on behalf of the Holders of all of the Securities of such series, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition in accordance with Article 7 and Section 5.04, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition will remain in full force and effect.

SECTION 7.06. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture, amendment or waiver pursuant to the provisions of this Article 7 may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken by the Holders of Securities of any series. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 7.07. Revocation and Effect of Consents. Until an amendment, waiver or a supplemental indenture becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment, waiver or supplemental indenture becomes effective. Any amendment, waiver or supplemental indenture that becomes effective in accordance with its terms thereafter binds every Holder of the Securities of the series affected thereby (other than as provided in Section 7.02).

SECTION 7.08. Trustee to Sign Amendments, etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 7 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment or supplemental indenture, the Trustee shall be provided with and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.06, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture or any relevant supplemental indenture and that such amended or supplemented indenture is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

ARTICLE 8

MERGER, AMALGAMATION, CONSOLIDATION OR SALE OF ASSETS

SECTION 8.01. Merger, Amalgamation, Consolidation or Sale of Assets.

None of the Company, Intermediate Parent, Actavis Capital or, solely to the extent the successor Person thereto or the acquiring Person, as applicable, would be a Subsidiary of Actavis plc, Actavis, Inc. will consolidate with, merge with or into, amalgamate with, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ property and assets taken as a whole (in one transaction or a series of related transactions) to, any Person, or permit any Person to merge with or into, or amalgamate with, the Company, Intermediate Parent, Actavis Capital or Actavis, Inc., as applicable, unless:

(a) the Company, Intermediate Parent, Actavis Capital or Actavis, Inc., as applicable, shall be the continuing Person, or the Person (if other than the Company, Intermediate Parent, Actavis Capital or Actavis, Inc., as applicable) formed by such consolidation or into which such entity is merged or the resulting amalgamated company, or that acquired or leased such property and assets, shall be a corporation, company, partnership, limited liability company or trust organized and validly existing under the laws of the Grand Duchy of Luxembourg, Ireland, Bermuda, Puerto Rico or the United States or a political subdivision thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company, Intermediate Parent, Actavis Capital or Actavis, Inc., as applicable, under this Indenture and the Securities;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Company delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture complies with this Article 8 and that all conditions precedent provided for herein relating to such transaction have been complied with.

Upon any consolidation, amalgamation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company, Intermediate Parent, Actavis Capital or, solely to the extent the successor Person thereto or the acquiring Person, as applicable, would be a Subsidiary of Actavis plc, Actavis, Inc., as applicable, in accordance with this Article 8, the successor Person (if other than the Company, Intermediate Parent, Actavis Capital or Actavis, Inc., as applicable) formed by such consolidation or into which the Company, Intermediate Parent, Actavis Capital or Actavis, Inc., as applicable, is merged (or the resulting amalgamated company) or to which such sale, conveyance, transfer, lease or other disposition is made shall expressly assume, in accordance with clause (a) above, the rights and obligations of, and succeed to and, except in the case of a lease, be substituted for, and may exercise every right and power of, the Company, Intermediate Parent, Actavis Capital or Actavis, Inc., as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company, Intermediate Parent, Actavis Capital or Actavis, Inc., as applicable; provided that the Company, Intermediate Parent, Actavis Capital or, solely to the extent the successor Person thereto or the acquiring Person, as applicable, would be a Subsidiary of Actavis plc, Actavis, Inc., as applicable, shall not be released from its obligation to pay the principal of and premium, if any, and interest, if any, on the Securities in the case of a lease of all or substantially all of its property and assets.

ARTICLE 9

REDEMPTION OF SECURITIES

SECTION 9.01. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified in Section 3.01 for Securities of any series) in accordance with this Article 9.

SECTION 9.02. Selection of Securities to Be Redeemed. If less than all the Securities of a series are to be redeemed, the Trustee shall select Securities to be redeemed as follows:

(a) if the Securities to be redeemed are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed; or

(b) if the Securities to be redeemed are not listed on any national securities exchange, on a pro rata basis to the extent practicable (subject to the procedures of the Depositary) or, to the extent a pro rata basis is not practicable for any reason, by lot or in such other manner as the Trustee deems fair and appropriate.

No Securities of $1,000 of principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities of a series called for redemption also apply to portions of Securities of such series called for redemption.

Securities of a series called for redemption become due on the date fixed for redemption.

SECTION 9.03. Notice of Redemption. At least 15 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail (or delivered electronically in accordance with the procedures of the Depositary), a notice of redemption to each Holder of Securities of any series to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities of such series or a satisfaction and discharge of this Indenture.

The notice shall identify the Securities to be redeemed and shall state:

(1) the CUSIP and, if applicable, ISIN numbers thereof;

(2) the redemption date;

(3) the redemption price;

(4) if any Security of a series is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(5) the name and address of the Paying Agent;

(6) that Securities of such series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7) that, unless the Company defaults in making such redemption payment, interest, if any, on the Securities of such series or portions of them called for redemption shall cease to accrue on and after the redemption date;

(8) the paragraph of the Securities of such series and/or Section of this Indenture pursuant to which such Securities called for redemption are being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP and, if applicable, ISIN numbers, if any, listed in such notice or printed on such Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter time as may be agreed to by the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied.

SECTION 9.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 9.03, Securities of any series called for redemption become irrevocably due and payable on the redemption date at the redemption price.

SECTION 9.05. Deposit of Redemption Price. Prior to 10:00 a.m., Eastern Time, on a redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities of a series to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest, if any, on all Securities of such series to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest, if any, on the Securities or the portions of the Securities called for redemption shall cease to accrue for as long as the Company has deposited with the Trustee or Paying Agent funds in satisfaction of the applicable redemption price. If a Security is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Security was registered at the close of business on such Regular Record Date.

SECTION 9.06. Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder thereof, at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered. If a Global Security is so surrendered, such new Security shall also be a Global Security.

SECTION 9.07. Optional Redemption for Changes in Withholding Taxes.

The Company shall be entitled to redeem any series of Securities, at its option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice to the Holders, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event any Payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such series of Securities, any Additional Amounts (but, in the case of a Guarantor, only if such amount could not be paid by the Company or another Guarantor who can pay such amount without the obligation to pay Additional Amounts), in each case, as a result of:

(a) a change in, or an amendment to, the laws (including any regulations or rulings promulgated thereunder) or treaties of any Relevant Taxing Jurisdiction; or

(b) any change in, amendment to, or introduction of any official published position regarding the application, administration or interpretation of such laws (including any regulations or rulings promulgated thereunder and including the decision of any court, governmental agency or tribunal), which change, amendment or introduction is publicly announced or becomes effective on or after the date of this Indenture or the relevant supplemental indenture relating to the original issuance of the affected series of Securities and the Payor cannot avoid such obligation by taking reasonable measures available to it (including making payment through a Paying Agent located in another jurisdiction). The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor permitted under Article 8 hereof is incorporated, organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

Prior to the giving of any notice of redemption described in the preceding paragraph, the Company will deliver to the Trustee an Officer’s Certificate to the effect that the Payor cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Company will also deliver to the Trustee an opinion of counsel of recognized standing to the effect that the Payor would be obligated to pay Additional Amounts as a result of a change, amendment, or introduction described above. Absent manifest error, the Trustee will accept such opinion as sufficient evidence of the Payor’s obligations, to pay such Additional Amounts, and it will be conclusive and binding on the Holders.

ARTICLE 10

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 10.01. Option to Effect Legal Defeasance or Covenant Defeasance. Unless pursuant to Section 3.01 provision is made for the inapplicability of either or both of (a) defeasance of the Securities of a series under Section 10.02 or (b) covenant defeasance of the Securities of a series under Section 10.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article 10, shall be applicable to the Securities of such series, and the Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 10.02 or 10.03 be applied to all outstanding Securities of such series upon compliance with the conditions set forth below in this Article 10.

SECTION 10.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 10.01 of the option applicable to defease the outstanding Securities of a particular series under this Section 10.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 10.04, be deemed to have been discharged from its obligations with respect to all outstanding Securities of such series (including the Security Guarantees with respect thereto) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such series (including the Security Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 10.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities, the Security Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments provided to it acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Securities of such series to receive payments in respect of the principal amount of and premium, if any, and interest, if any, on such Securities when such payments are due from the trust referred to in Section 10.04;

(b) the Company’s obligations with respect to such Securities under Sections 3.06, 3.07, 3.08(a), 3.09, 3.11, 4.02, 4.03 and 6.07;

(c) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s and the Guarantors’ obligations in connection therewith; and

(d) this Article 10.

Subject to compliance with this Article 10, the Company may exercise its option under this Section 10.02 notwithstanding the prior exercise of its option under Section 10.03 with respect to the Securities of such series.

SECTION 10.03. Covenant Defeasance. Upon the Company’s exercise under Section 10.01 of the option applicable to obtain a covenant defeasance with respect to the outstanding Securities of a particular series under this Section 10.03, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 10.04, be released from its obligations under the covenants contained in Sections 4.04, 4.06 and 4.11 and the covenants contained in any supplemental indenture applicable to such series, with respect to the outstanding Securities of such series on and after the date the conditions set forth in Section 10.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities and Security Guarantees of such series, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 with respect to outstanding Securities of such series, but, except as specified above, the remainder of this Indenture and the other terms of the Securities and Security Guarantees of such series shall be unaffected thereby. In addition, upon the Company’s exercise under Section 10.01 of the option applicable to this Section 10.03, subject to the satisfaction of the conditions set forth in Section 10.04, Sections 5.01(h) and 5.01(i) shall not constitute Events of Default.

SECTION 10.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 10.02 or Section 10.03 to the outstanding Securities of a particular series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of such series of Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of certified independent public accountants, to pay the principal of and premium, if any, and interest, if any, on such series of outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company shall specify whether such series of Securities are being defeased to maturity or to a particular redemption date;

(b) in the case of an election under Section 10.02, the Company has delivered to the Trustee an Opinion of Counsel confirming that:

(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the Issue Date of the Securities of the applicable series, there has been a change in the applicable federal income tax law, in either case to the effect that, and such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 10.03, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), and the granting of Liens to secure such borrowings);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(f) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(g) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 10.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 10.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.05, the “Trustee”) pursuant to Section 10.04 in respect of the outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of the principal of and premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 10.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Securities of such series.

Anything in this Article 10 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 10.04 with respect to the Securities of any series which, in the opinion of a nationally recognized firm of certified independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 10.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 10.06. Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 10.02 or 10.03, as the case may be, by reason of any order or judgment of any court of competent jurisdiction or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the applicable defeased Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.02 or 10.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 10.02 or 10.03, as the case may be; provided, however, that, if the Company makes any payment of the principal of or premium, if any, or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect with respect to any series of Securities (except, as to any surviving rights of registration of transfer, exchange or conversion of Securities of such series herein expressly provided for or in the form of Security for such series and any rights to receive payment of interest thereon), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either

(i) all Securities of such series theretofore authenticated, except lost, stolen or destroyed Securities that have been replaced or paid, and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii) all Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank or appraisal firm, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not delivered to the Trustee for cancellation for the principal amount and premium, if any, plus accrued interest, if any, on all such Securities; and

(b) in respect of subclause (ii) of clause (a) of this Section 11.01, no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other indebtedness and, in each case, the granting of Liens to secure such borrowings) with respect to such Securities has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other indebtedness, and in each case the granting of Liens to secure such borrowings); and

(c) the Company or any Guarantor has paid or caused to be paid all sums payable under this Indenture and any applicable supplemental indenture with respect to such Securities; and

(d) the Company has delivered irrevocable instructions to the Trustee under this Indenture and any applicable supplemental indenture to apply the deposited money toward the payment of such Securities at Stated Maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate (or equivalent thereof) and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the provisions of the last paragraph of Section 4.03, Section 10.06 and Section 11.02 shall survive. In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 6.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

SECTION 11.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 4.03 and Section 10.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of the principal of or premium, if any, or interest, if any, on Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

SECURITY GUARANTEES

SECTION 12.01. Security Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

(1) the principal of and premium, if any, and interest, if any, on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and premium, if any, and interest, if any, on the Securities, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Security Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Security Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Security Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Security Guarantee.

SECTION 12.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Security Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 12.03. Releases.

Upon Legal Defeasance or Covenant Defeasance in accordance with Article 10 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Security Guarantee.

Any Guarantor not released from its obligations under its Security Guarantee as provided in this Section 12.03 will remain liable for the full amount of the principal of and premium, if any, and interest, if any, on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

ARTICLE 13

ADDITIONAL AMOUNTS

SECTION 13.01. Additional Amounts. (a) All payments required to be made by the Company under or with respect to the Securities or by any Guarantor under or with respect to a Security Guarantee (each of the Company or such Guarantor and, in each case, any successor thereof, making such payment, the “Payor”), will be made free and clear of, and without withholding or deduction for or on account of, any taxes imposed or levied by or on behalf of any authority or agency having power to tax within any jurisdiction in which any Payor is incorporated, organized or otherwise resident for tax purposes, or engaged in business for tax purposes, or any jurisdiction from or through which payment is made by or on behalf of such Payor (each a “Relevant Taxing Jurisdiction”), unless such Payor is required to withhold or deduct such taxes by law or regulation.

(b) If a Payor is so required to withhold or deduct any amount for or on account of taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities or a Security Guarantee, as applicable, such Payor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by any holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder or beneficial owner would have received if such taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(i) any taxes that would not have been (or would not be required to be) so imposed, withheld, deducted or levied but for the existence of any present or former connection between the relevant holder or beneficial owner (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust, partnership, company or corporation) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner being or having been a citizen, domiciliary, national or resident thereof, or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein (other than any connection arising solely from the acquisition or holding of any Security, the receipt of any payments in respect of such Security or Security Guarantee or the exercise or enforcement of rights under a Security Guarantee);

(ii) any estate, inheritance, gift, sales, transfer, personal property or similar tax or assessment;

(iii) any taxes which are payable other than by withholding or deduction from payments made under or with respect to the Securities or any Security Guarantee;

(iv) any taxes that would not have been (or would not be required to be) imposed, withheld, deducted or levied if such holder or the beneficial owner of any Security or interest therein (i) complied with all reasonable written requests by the Payor (made at a time that would enable the holder or beneficial owner acting reasonably to comply with such request) to provide timely and accurate information or documentation concerning the nationality, residence or identity of such holder or beneficial owner or (ii) made any declaration or similar claim or satisfied any certification, information or reporting requirement, which in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such taxes;

(v) any taxes withheld, deducted or imposed on a payment required to be made pursuant to the European Council Directive 2003/48/ EC on taxation of savings income in the form of interest payments or any other directive implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Council Meeting of November 26 and 27, 2000 on the taxation of savings income in the form of interest payments which was adopted by the ECOFIN Council on 3 June 2003, or pursuant to any law implementing or complying with, or introduced in order to conform to, such Directive or any agreement entered into by a new European Union Member State with (i) any other state or (ii) any relevant dependent or associated territory of any European Union Member State providing for measures equivalent to or the same as those provided for by such Directive;

(vi) any taxes imposed or withheld on or with respect to a Security presented for payment by or on behalf of a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Security to another paying agent in a member state of the European Union;

(vii) any taxes imposed or withheld on or with respect to a payment which could have been made without deduction or withholding if the beneficiary of the payment had presented the Security for payment (where presentation is required) within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder or beneficial owner would have been entitled to Additional Amounts had the Security been presented on any day during the 30-day period);

(viii) any taxes imposed on or with respect to any payment made under or with respect to such Security or Security Guarantee to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Security;

(ix) any taxes payable under Sections 1471-1474 of the Code as of the Issue Date of the Securities (or any amended or successor version), any regulations or official interpretations thereof, any intergovernmental agreement entered into in connection therewith, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

(x) any taxes imposed by the United States or any political subdivision thereof; or

(xi) any taxes imposed or levied by reason of any combination of clauses (i) through (x) above.

(c) The Payor will pay any present or future stamp, issue, registration, excise, property, court or documentary taxes, or similar taxes, charges or levies and interest, penalties and other reasonable expenses related thereto that arise in or are levied by any Relevant Taxing Jurisdiction on the execution, issuance, delivery, enforcement or registration of the Securities, this Indenture, the Security Guarantees or any other document or instrument in relation thereto (other than on a transfer or assignment of the Securities of any series after the offering thereof).

(d) The Payor will make or cause to be made any withholding or deduction required in respect of taxes, and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction, in accordance with applicable law. Upon request, the Payor will use reasonable efforts to provide, within a reasonable time after the date the payment of any such taxes so deducted or withheld is made, the Trustee with official receipts or other documentation evidencing the payment of the taxes so deducted or withheld.

(e) If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Securities, the Payor will deliver to the Paying Agent with a copy to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 45th day prior to that payment date, in which case the Payor shall notify the Paying Agent and the Trustee promptly thereafter) a certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to holders or beneficial owners on the relevant payment date.

(f) Whenever in this Indenture there is mentioned, in any context:

(1) the payment of principal;

(2) the payment of interest; or

(3) any other amount payable on or with respect to any of the Securities,

such reference will be deemed to include payment of Additional Amounts as described under this Article 13 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g) The obligations set forth in this Article 13 shall survive any termination, defeasance or discharge of this Indenture or any Security Guarantee and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Payor is incorporated, organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

ARTICLE 14

MISCELLANEOUS PROVISIONS

SECTION 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act § 318(c), the imposed duties shall control.

SECTION 14.02. Notices. Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic mail in PDF format, telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Actavis Funding SCS

46A, Avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention: any manager of its general partner

With a copy to:

Actavis plc

Morris Corporate Center III

400 Interpace Parkway

Parsippany, NJ 07054

Attention: Chief Legal Officer – Global

If to the Trustee:

Wells Fargo Bank, National Association

333 S. Grand Ave., Fifth Floor, Suite 5A

MAC E2064 – 05A

Los Angeles, CA 90071

Attention: Corporate Municipal and Escrow Services

The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail or made by electronic transmission in the case of Securities held in book entry format, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in the Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 14.03. Acts of Holders, Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of the outstanding Securities of any series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of the Securities shall be proved by the Register.

Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by

Holders of the requisite principal amount of outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 14.02.

The Trustee may set any day as a record date for the purpose of determining the Holders of outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.03 or (iv) any direction referred to in Section 5.05, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 14.02.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 14.02, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Securities may do so with regard to all or any part of the principal amount of such Securities or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 14.04. Communication by Holders with Other Holders. Holders may communicate pursuant to the Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Securities of any series. The Company, the Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act § 312(c).

SECTION 14.05. Judgment Currency.

Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”), which is made to or for the account of any holder or the trustee in any other lawful currency (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or a Guarantor, shall constitute a discharge of the Company’s or such Guarantor’s obligation under this indenture and the Securities and the Security Guarantees, only to the extent of the amount of the Required Currency which such Holder or the Trustee, as the case may be, could purchase in the New York foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Company or the applicable Guarantor shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture, any supplemental indenture or the Securities, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder or the trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

SECTION 14.06. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.07) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.07) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 14.07. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to the Trust Indenture Act § 314(a)(4)) shall comply with the provisions of the Trust Indenture Act § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he, she or it has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 14.08. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the Trust Indenture Act.

SECTION 14.09. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities of any series, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities of any series.

SECTION 14.10. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITY GUARANTEES AND THE SECURITIES OF ANY SERIES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 14.11. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.12. Successors. All agreements of the Company in this Indenture and the Securities of any series shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.13. Severability. In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.14. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf’ or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

SECTION 14.15. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.16. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITY GUARANTEES, THE SECURITIES OF ANY SERIES, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14.17. Consent to Jurisdiction and Service of Process. Any legal suit, action or proceeding arising out of or based upon this Indenture, the Securities and the Security Guarantees or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York, County and State of New York, or the courts of the State of New York located in the Borough of Manhattan in the City of New York, County and State of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Company and each Guarantor not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

SECTION 14.18. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 14.19. Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture or in the Securities of any series, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities of such series, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

SECTION 14.20. Payments Due on Saturdays, Sundays and Holidays. If the Stated Maturity of interest on or principal of the Securities of a particular series or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal with respect to such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 14.21. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or open an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of                     , 2015.

ACTAVIS FUNDING SCS

For and on behalf of Actavis International Holding S.à r.1., in its capacity as General Partner of Actavis Funding SCS, itself represented by:

By:
Name:
Title:	Class A Manager

By:
Name:
Title:	Class B Manager

1

Signature Page to Indenture

ACTAVIS CAPITAL S.A R.L., AS GUARANTOR

By:
Name:
Title:	Class A Manager

By:
Name:
Title:	Class B Manager

2

Signature Page of Indenture

ACTAVIS, INC., AS GUARANTOR

By:
Name:
Title:

3

Signature Page of Indenture

WARNER CHILCOTT LIMITED, AS GUARANTOR

By:
Name:
Title:

4

Signature Page of Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

5

Signature Page of Indenture

EXHIBIT A

[Face of Security]

ACTAVIS FUNDING SCS

Certificate No.

[INSERT GLOBAL SECURITY LEGEND AS REQUIRED]

[TITLE OF SECURITY]

CUSIP No.

ISIN No.

Actavis Funding SCS a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B187.310, having a share capital of $20,000 (the “Company”), for value received, hereby promises to pay to             , or its registered assigns, the principal sum of              Dollars ($            ) on             ,              [if this Security is to bear interest prior to Maturity, insert – , and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates:              and             , with the first payment to be made             ,             .

Regular Record Dates:              and             .]

[If this Security is not to bear interest prior to Maturity, insert – The principal of this Security shall not bear interest [if applicable, insert – except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment].]

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, Actavis Funding SCS has caused this instrument to be duly signed.

ACTAVIS FUNDING SCS
For and on behalf of Actavis International Holding S.à r.l., in its capacity as General Partner of Actavis Funding SCS, itself represented by:

By:
Name:
Title:

By:
Name:
Title:

Dated

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By
Authorized Signatory

Dated

[Reverse of Security]

ACTAVIS FUNDING SCS

[TITLE OF SECURITY]

[If applicable, insert – 1. Interest. Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg (“Luxembourg”), registered with the Luxembourg Register of Commerce and Companies under number B187.310, having a share capital of $20,000 (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest, payable semi-annually in arrears, on              and              of each year, or if any such day is not a Business Day, on the next succeeding Business Day, with the first payment to be made on             ,             . Interest on the Securities shall accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including,             ,             , in each case to, but excluding, the next Interest Payment Date or the Stated Maturity for the payment of principal on the Securities, as the case may be; provided that if there is no existing Default in the payment of interest, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is     % per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.]

2. Maturity. The Securities will mature on             ,             .

3. Method of Payment. [If applicable, insert – Except as provided in the Indenture (as defined below), the Company shall pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the Regular Record Date set forth on the face of this Security next preceding the applicable Interest Payment Date.] Holders must surrender Securities to a Paying Agent to collect the principal amount. The Company shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid [(A) if this Security is a Global Security, by wire transfer of immediately available funds to the account designated by the Depositary for the Securities or its nominee; and (B) if this Security is a Physical Security, by mailing a check to the address of the relevant Holder set forth in the Security Register for the Securities.] Interest of $1 million or more may be paid on any interest payment date to the owner of record by wire transfer to such owner at the wire transfer address of such owner within the continental United States. [If applicable, insert – The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the applicable rates borne by the Securities.]

4. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, (the “Trustee”) shall act as Paying Agent. The Company initially appoints the Trustee as the Registrar. The Company may change any Paying Agent or Registrar without prior notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

5. Indenture. The Company issued the Securities under an indenture dated as of                     , 2015 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Base Indenture”) among the Company, the Trustee and the Guarantors [if applicable, insert – , as amended, supplemented or otherwise modified by the Supplemental Indenture No.      (the “Supplemental Indenture”), dated as of             ,             , among the Company, the Trustee and the Guarantors (the Base Indenture, as amended, supplemented or otherwise modified by the Supplemental Indenture, the “Indenture”)]. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended and in effect from time to time (the “Trust Indenture Act”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are general unsecured senior obligations of the Company. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue additional Securities of the same series under the Indenture. All Securities of the same series, including any such additional Securities, shall be treated as a single class of securities under the Indenture. Terms used herein without definition and that are defined in the Indenture have the meanings assigned to them in the Indenture.

[If applicable, insert terms of optional redemption.]

[If applicable, insert terms of mandatory redemption]

[[If applicable, insert – 6. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event with respect to any series of Securities, and subject to certain conditions set forth in the Indenture, the Company shall be required to offer to purchase such Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to but excluding the date of repurchase.]

[[If applicable, insert – 7. Notice of Redemption. Notice of redemption shall be mailed at least 15 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address, [except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 10 or Article 11 of the Base Indenture]. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption.]

8. Denominations, Transfer, Exchange. The Securities are in registered form in denominations of $[1,000] principal amount and integral multiples of $[1,000] principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. [If applicable, insert – The Company shall not be required to register the transfer of or exchange any Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed.]

9. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of such Security for all purposes.

10. Amalgamation, Merger or Consolidation. None of the Company, Intermediate Parent or Actavis Capital shall consolidate with, merge with or into, amalgamate with, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its or its Subsidiaries’ property or assets taken as a whole (in one transaction or a series of related transactions) to, any Person, or permit any Person to merge with or into, or amalgamate with, the Company, Intermediate Parent or Actavis Capital, as applicable, unless it complies with Article 8 of the Base Indenture.

11. Amendments, Supplements and Waivers. The Indenture, the Securities and the Security Guarantees may be amended or supplemented as provided in the Indenture.

12. Defaults and Remedies. The Events of Default relating to the Securities are defined in Section 5.01 of the Base Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of a series may declare the principal of and premium, if any, and interest, if any, and any other monetary obligations on all the then outstanding Securities of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities shall become due and payable immediately without further action or notice.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in their respective exercise of any trust or power. The Trustee may withhold from Holders of the Securities of any series notice of any continuing Default (except a Default relating to the payment of the principal of or premium, if any, or interest, if any, on the Securities of such series or in the payment or delivery of any consideration due upon conversion or exchange of any Security of such series (if applicable)) if they determine that withholding notice is in their interest. Holders of not less than a majority in aggregate principal amount of the Securities of any series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal amount, premium, if any, and any accrued and unpaid interest, if any, on any Security of such series or, in the case of the Securities of any series that are convertible or exchangeable, in the payment or delivery of any consideration due upon conversion or exchange of the Securities of such series (including in connection with an offer to purchase) provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 5.02. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee.

14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture or the Security Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law. The internal law of the state of New York shall govern and be used to construe the Indenture, the Security Guarantees and the Securities of any series without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

19. Waiver of Jury Trial. Each of the Company, the Guarantors and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Security Guarantees, the Securities of any series, or the transactions contemplated by the Indenture.

20. Consent to Jurisdiction and Service of Process. Any legal suit, action or proceeding arising out of or based upon the Indenture, the Securities and the Security Guarantees or the transactions contemplated by the Indenture (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York, County and State of New York, or the courts of the State of New York located in the Borough of Manhattan in the City of New York, County and State of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Company and each Guarantor not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

THE COMPANY SHALL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE BASE INDENTURE OR ANY RELEVANT SUPPLEMENTAL INDENTURE. REQUESTS MAY BE MADE TO THE REGISTERED OFFICE OF THE COMPANY.